Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fortress Biotech, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-238327) and Form S-8 (Nos. 333-184616, 333-194588, 333-20664, 333-221458, 333-233195 and 333-249985) of Fortress Biotech, Inc. of our report dated March 31, 2021 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts
March 31, 2021